EXHIBIT 32

CERTIFICATION

Solely for the purpose of complying with 18 U.S.C. § 1350, each of the undersigned hereby certifies in his capacity as an officer of Spartan Motors, Inc. (the “Company”), pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. Section 1350 that:

1.

The Annual Report on Form 10-K of the Company for the fiscal year ended December 31, 2016 (the “Report”) fully complies with the requirements of Section 13(a) of the Securities and Exchange Act of 1934 (15 U.S.C. 78m); and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company for such period.

Date: March 3, 2017	/s/ Daryl M. Adams
Daryl M. Adams President and Chief Executive Officer

Date: March 3, 2017	/s/ Frederick J. Sohm
Frederick J. Sohm Chief Financial Officer

A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.